UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Clearway Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

On April 10, 2026, Clearway Energy, Inc. (the “Company”) sent the following letter to its shareholders. The letter was also posted by the Company on its proxy solicitation campaign website at VoteFOR.ClearwayEnergy.com.

ATTENTION Clearway Energy Inc. Stockholders!

Clearway Energy

Enhance the Value of Your Investment! **VOTE TODAY!**

April 10, 2026

Dear Stockholders of Clearway Energy, Inc. (the "Company"),

The upcoming Annual Meeting of Stockholders (the "Annual Meeting") is quickly approaching on April 29, 2026, at 9:00 a.m., Eastern Time. **According to our latest records, you have NOT YET VOTED your shares!**

At this year's Annual Meeting, our Board of Directors (the "Board") is asking you to vote **FOR** a proposal (Proposal #4 - the "Charter Amendment Proposal") to simplify the Company's public share structure into a single class, which we believe will enhance the appeal of our stock and increase stockholder value.

Create a Simplified Share Class Structure

This proposal demonstrates the Board's commitment to creating value for stockholders — and was in direct response to stockholder feedback.

We believe the Charter Amendment Proposal would benefit the Company and its stockholders by:

- Eliminating the complexity of a dual-class public trading structure
- Allowing holders of Class A common stock to capture an immediate premium by eliminating the persistent trading price disparity between the Class A and Class C common stock
- Providing you ownership of a more liquid stock with a larger public float
- Enhancing the appeal of the Company's stock to a broader investor base

Independent Research Analysts Recognize the Benefits of the Proposal

"The conversion [of Class A common stock into Class C common stock] **addresses the persistent valuation discount** between the classes (Class A shares closed at $35.57 on March 9, 2026, which is a 6.2% discount to the Class C shares at $37.94) and **management expects shareholders to benefit from enhanced liquidity, a larger public float, and broader investor appeal.**"

—RBC CAPITAL MARKETS, 3.9.26

"CWEN remains the only US renewable power company under our coverage which **has remained financially sound and transparent since going public in 2014**."

—SEAPORT RESEARCH PARTNERS, 3.10.26

"The company plans to end the dual-class public trading structure for its stock, and convert the Class A common stock into the Class C, **a welcomed simplification of CWEN's story.**"

—SEAPORT RESEARCH PARTNERS, 3.10.26

For more information, including instructions on how to vote, please visit VoteFOR.ClearwayEnergy.com

Your Vote is Important — No Matter How Many Shares You Own!

The Board recommends that you vote **"FOR"** the Company's Charter Amendment Proposal on your proxy card to realize the benefits that a simplified, single share class structure will provide.

Please follow the instructions on your proxy card or voting instruction form and vote today!

ONLINE

Vote online by accessing the website address indicated on your proxy card or voting instruction form.

BY PHONE

Vote by phone by following the instructions shown on your proxy card or voting instruction form.

BY QR CODE

Vote by scanning the QR code on your proxy card or voting instruction form with your mobile device and following the instructions.

BY MAIL

Vote by mail by filling out the proxy card or voting instruction form and returning it in the postage-paid envelope provided.

AT THE ANNUAL MEETING

Attend the Annual Meeting virtually on April 29, 2026 at 9:00 a.m., Eastern Time, and cast your vote.

The deadline to vote by proxy is 11:59 p.m. Eastern Time on April 28, 2026. If you vote by mail, make sure you mail your proxy card early enough so that it is received prior to the deadline.

If you have any questions or need assistance in voting your shares, please call or email our proxy solicitor:

MACKENZIE PARTNERS, INC. (800) 322-2885 or (212) 929-5500 **or** proxy@mackenziepartners.com

Notice: Although MacKenzie Partners may answer questions and assist you in voting your shares, MacKenzie Partners is not authorized to make, and will not make, any recommendation to our stockholders to either approve or disapprove the Charter Amendment Proposal or otherwise express any opinion or judgment concerning the Charter Amendment Proposal. No fees will be paid to MacKenzie Partners for the solicitation of any stockholder to submit proxies or vote in favor of the Charter Amendment Proposal.

Sincerely,

The Clearway Energy, Inc. Board of Directors

For more information, including instructions on how to vote, please visit VoteFOR.ClearwayEnergy.com

Safe Harbor Disclosure

Additional Information

Governance Protections Through Voting Trust Agreement

If the Charter Amendment Proposal is approved by stockholders, Clearway Energy Group LLC ("CEG"), the owner of all of the Company's outstanding Class B common stock and Class D common stock, would enter into a Voting Trust Agreement (the "Voting Trust Agreement") designed to preserve the total relative voting power of the Company's public stockholders following the Class A Conversion. Under the Voting Trust Agreement, CEG would deposit into a voting trust a number of shares of its Class B common stock (the "Voting Trust Shares") necessary to maintain the same total relative voting power that the public stockholders held in the Company as of immediately prior to the Class A Conversion. The voting trustee under the Voting Trust Agreement would be required to vote the Voting Trust Shares in the same proportion as the votes cast by all stockholders of the Company.

Certain Information Regarding Participants in the Solicitation

Clearway Energy

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the potential or anticipated benefits or effects of the proposed amendment and restatement of the Company’s certificate of incorporation (the “Charter Amendment”) or the conversion of shares of the Company’s Class A common stock, par value $0.01 per share, into shares of the Company’s Class C common stock, par value $0.01 per share, that would result from the Charter Amendment (the “Class A Conversion”), the tax consequences of the Class A Conversion and other statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to: the ability of the Company to obtain the requisite stockholder approvals for the Charter Amendment; the timing of the Class A Conversion; unforeseen or adverse changes in the capital markets generally or in trading conditions applicable to the Company’s securities; the impact of the Class A Conversion on the Company’s ability to execute its capital allocation strategy; unanticipated costs or expenses in connection with the proposal to approve the Charter Amendment (the “Charter Amendment Proposal”) or the Class A Conversion; potential litigation or other proceedings challenging the Charter Amendment Proposal or the Class A Conversion; the effect of the announcement of the Charter Amendment Proposal on the trading prices of the Class A common stock and Class C common stock; and risks related to the Company’s business, operations, financial condition and prospects.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this filing should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in its filings with the Securities and Exchange Commission (the “SEC”) at www.sec.gov. In addition, the Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.

Additional Information

The Charter Amendment Proposal is described in full in the Company’s definitive proxy statement (including any amendments and supplements thereto, the “Proxy Statement”) relating to its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), which has been filed with the SEC. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2026 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT SOLICITATION MATERIALS AND DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements thereto and other documents as and when filed by the Company with the SEC, without charge, at the SEC’s website at www.sec.gov, and on the Investor Relations page of the Company’s website at www.clearwayenergy.com. Copies of the Proxy Statement and any filings with the SEC that will be incorporated by reference in the Proxy Statement can also be obtained, without charge, by directing a request to the Company’s Investor Relations department by email at investor.relations@clearwayenergy.com.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers, as well as certain employees of Clearway Energy Group LLC (“CEG”) in accordance with the services such employees perform for and on behalf of the Company pursuant to an Amended and Restated Master Services Agreement and Payroll Sharing Agreement between the Company and CEG (the “CEG Master Services Agreement”), may be deemed to be participants in connection with the solicitation of proxies from Company stockholders in respect of the matters to be considered at the 2026 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement. To the extent the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date discussed in the Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial Ownership on Form 3 or amendments to beneficial ownership reports on Schedules 13D or 13G filed with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2026 Annual Meeting are included in the Proxy Statement and other relevant materials to be filed with the SEC as and when they become available.

The Company has no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person in connection with the Class A Conversion or the solicitation of proxies or votes in favor of the Charter Amendment Proposal. In addition, neither the Company’s proxy solicitor, MacKenzie Partners, Inc., nor any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any opinion, recommendation or judgment with respect to the relative merits and risks of the Class A Conversion or the Charter Amendment Proposal. The Board and officers of the Company, as well as employees of CEG in accordance with the services such employees perform for and on behalf of the Company pursuant to the CEG Master Services Agreement, may solicit proxies or votes in favor of the Charter Amendment Proposal and will answer inquiries concerning the Charter Amendment Proposal and the Class A Conversion. However, no such employees will receive additional compensation for, and no such employees have been hired or appointed for the purpose of, soliciting proxies or votes in favor of the Charter Amendment Proposal or answering any such inquiries. In addition, the fees payable by the Company to CEG under the CEG Master Services Agreement are not contingent upon the number of proxies or votes in favor of the Charter Amendment Proposal.